Exhibit 99.1

Contact:

Brent Turner

President

(615) 861-6000

Acadia Healthcare Reports Third Quarter Adjusted Earnings Increase to

$0.46 per Diluted Share on Revenue of $294.5 million

Announces Definitive Agreement for $1.175 Billion Acquisition of CRC Health Group

Raises 2014 Guidance for Adjusted Earnings per Diluted Share to Range of

$1.52 to $1.53 from Previous Range of $1.44 to $1.46

FRANKLIN, Tenn. – October 29, 2014 – Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the third quarter and nine months ended September 30, 2014. For the quarter, revenue increased 59.4% to $294.5 million from $184.7 million for the third quarter of 2013. Income from continuing operations was $25.5 million, or $0.43 per diluted share, for the third quarter of 2014 compared with $14.5 million, or $0.29 per diluted share, for the third quarter of 2013. Adjusted income from continuing operations rose 79.5% to $27.3 million for the third quarter of 2014 from $15.2 million for the third quarter of 2013, while adjusted income from continuing operations per diluted share increased 53.3% to $0.46 from $0.30. For the third quarter of 2014, the adjusted results exclude transaction-related expenses of $6.2 million and a gain on foreign currency derivatives of $1.5 million that was related to Acadia’s recent acquisition of Partnerships in Care (PiC). For the third quarter of 2013, the adjusted results exclude transaction-related expenses of $1.0 million. Weighted average shares outstanding increased 18.0% for the third quarter of 2014 from the third quarter of 2013 primarily due to the Company’s public equity offering in June, 2014. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 8 and 9.

Revenue for the first nine months of 2014 was $709.7 million, a 35.6% increase from $523.4 million for the first nine months of 2013. Income from continuing operations was $60.9 million, or $1.13 per diluted share, for the first nine months of 2014 compared with $30.9 million, or $0.61 per diluted share, for the same period in 2013. Adjusted income from continuing operations was $57.9 million for the first nine months of 2014, up 48.0% from $39.1 million for the first nine months of 2013, while adjusted income from continuing operations per diluted share increased 37.2% to $1.07 from $0.78. The adjusted results exclude a gain on foreign currency derivatives of $15.3 million for the first nine months of 2014, debt extinguishment costs of $9.4 million for the first nine months of 2013 and transaction-related expenses of $10.8 million and $3.8 million for the first nine months of 2014 and 2013, respectively. Weighted average shares outstanding increased 7.4% for the first nine months of 2014 from the same period in 2013.

“Acadia achieved very strong profitable growth for the third quarter of 2014, as both our organic and acquisition growth strategies produced strong results,” said Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “We were pleased to complete the acquisition of PiC during the third quarter, which is the U.K.’s second-largest independent behavioral healthcare provider. The PiC transaction added 23 inpatient psychiatric facilities with over 1,200 licensed beds to Acadia’s operations and was meaningfully accretive to our third quarter results. In addition, during the third quarter we acquired McCallum Place, an eating disorder treatment facility with 85 beds offering residential, partial hospitalization and intensive outpatient treatment programs located in St. Louis, Missouri, and Austin, Texas.

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ACHC Reports Third Quarter Results

October 29, 2014

“Today, we are also announcing a definitive agreement for the acquisition of CRC Health Group Inc., the nation’s largest specialized behavioral healthcare provider. CRC, headquartered in Cupertino, California, provides substance abuse treatment and other specialty programs through 36 residential facilities and 84 comprehensive treatment facilities that currently treat approximately 40,000 patients daily. These facilities are expected to produce aggregate revenues for 2014 of approximately $450 million and adjusted EBITDA of approximately $115 million. Consideration for the acquisition of privately held CRC is $1.175 billion, consisting of up to approximately 6.3 million shares of Acadia’s common stock and the assumption of CRC’s debt. We expect to complete this accretive transaction, which is subject to normal closing conditions, in the first quarter of 2015.

“Including the PiC and McCallum Place transactions in the third quarter, Acadia completed five acquisitions in the 12 months ended September 30, 2014, that brought 27 facilities and more than 1,500 licensed beds to the Company. During this 12 month period, we also added approximately 410 new beds to existing facilities and through the opening of two de novo facilities and one facility that was under construction when acquired in the second quarter last year. We added 40 of these new beds during the third quarter of 2014, including seven new beds within PiC.

“The new beds added to existing U.S. facilities in our same facility base since the end of the third quarter last year significantly contributed to same facility revenue growth of 9.9% in our operations for the third quarter of 2014. We also continuously work to drive same-facility revenue growth through facility specific initiatives to generate additional revenue growth in every facility. The growth in same-facility revenue for the third quarter reflected an 11.2% increase in patient days for the quarter and 1.2% lower revenue per patient day.

“The substantial increase in same facility revenue growth for the third quarter, combined with increased operating efficiencies, produced a 130 basis point increase in our same facility EBITDA margin to 25.8%. The Company’s adjusted consolidated EBITDA increased 69.1% to $65.1 million for the third quarter of 2014, which is 22.1% of revenue compared with 20.8% for the third quarter last year.

“We continue to evaluate potential acquisitions in the highly fragmented behavioral healthcare markets in the U.S. and the U.K., as well as to add new beds in existing facilities. We are well positioned to finance these growth strategies, with availability under our revolving credit facility of approximately $136 million at September 30, 2014 and with substantial net cash flows from continuing operations, which totaled approximately $40 million for the third quarter and $69 million for the first nine months of 2014. Our ratio of total net debt to trailing 12 months adjusted EBITDA was approximately 4.0 at the end of the third quarter compared with 4.2 at the end of the second quarter of 2014.”

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ACHC Reports Third Quarter Results

October 29, 2014

Acadia today raised its guidance for 2014 adjusted earnings per diluted share to a range of $1.52 to $1.53 from the previous range of $1.44 to $1.46. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

Acadia will hold a conference call to discuss its third quarter financial results and the pending CRC transaction at 9:00 a.m. Eastern Time on Thursday, October 30, 2014. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investor Relations” section of the website. The webcast of the conference call will be available through November 14, 2014.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions, including the acquisition of CRC, and successfully integrate the operations of acquired facilities, including the PiC facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the occurrence of patient incidents, which could adversely affect the price of our common stock and result in incremental regulatory burdens and governmental investigations; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (vi) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 76 behavioral healthcare facilities with approximately 5,800 licensed beds in 24 states, the United Kingdom and Puerto Rico. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

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ACHC Reports Third Quarter Results

October 29, 2014

Acadia Healthcare Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2014	2013
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$42,179	$4,569
Accounts receivable, net of allowance for doubtful accounts of $21,730 and $18,345, respectively	130,253	95,885
Deferred tax assets	19,782	15,703
Other current assets	37,626	28,969

Total current assets	229,840	145,126
Property and equipment, net	1,026,378	370,109
Goodwill	804,647	661,549
Intangible assets, net	21,621	20,568
Deferred tax assets—noncurrent	15,933	—
Other assets	42,049	27,307

Total assets	$2,140,468	$1,224,659

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$13,320	$15,195
Accounts payable	43,260	36,026
Accrued salaries and benefits	56,213	37,721
Other accrued liabilities	29,747	25,748

Total current liabilities	142,540	114,690
Long-term debt	1,016,002	601,941
Deferred tax liabilities—noncurrent	64,771	7,971
Other liabilities	30,579	19,347

Total liabilities	1,253,892	743,949
Equity:
Common stock	592	501
Additional paid-in capital	843,528	461,807
Accumulated other comprehensive loss	(36,857)	—
Retained earnings	79,313	18,402

Total equity	886,576	480,710

Total liabilities and equity	$2,140,468	$1,224,659

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ACHC Reports Third Quarter Results

October 29, 2014

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Revenue before provision for doubtful accounts	$303,001	$190,574	$729,784	$539,230
Provision for doubtful accounts	(8,522)	(5,872)	(20,084)	(15,821)

Revenue	294,479	184,702	709,700	523,409
Salaries, wages and benefits (including equity-based compensation expense of $2,805, $1,331, $6,975 and $3,744, respectively)	168,632	103,789	408,680	298,904
Professional fees	14,878	8,956	36,151	27,294
Supplies	14,062	9,806	34,722	28,017
Rents and leases	3,214	2,656	8,872	7,377
Other operating expenses	31,432	22,345	79,188	59,424
Depreciation and amortization	10,325	4,414	21,696	12,248
Interest expense, net	14,068	9,465	33,505	27,672
Debt extinguishment costs	—	—	—	9,350
Gain on foreign currency derivatives	(1,527)	—	(15,262)	—
Transaction-related expenses	6,239	984	10,834	3,813

Total expenses	261,323	162,415	618,386	474,099

Income from continuing operations before income taxes	33,156	22,287	91,314	49,310
Provision for income taxes	7,703	7,741	30,383	18,439

Income from continuing operations	25,453	14,546	60,931	30,871
Loss from discontinued operations, net of income taxes	(51)	(182)	(20)	(572)

Net income	$25,402	$14,364	$60,911	$30,299

Basic earnings per share:
Income from continuing operations	$0.43	$0.29	$1.14	$0.62
Loss from discontinued operations	—	—	—	(0.01)

Net income	$0.43	$0.29	$1.14	$0.61

Diluted earnings per share:
Income from continuing operations	$0.43	$0.29	$1.13	$0.61
Loss from discontinued operations	—	—	—	(0.01)

Net income	$0.43	$0.29	$1.13	$0.60

Weighted-average shares outstanding:
Basic	59,175	50,040	53,670	49,987
Diluted	59,409	50,343	53,922	50,213

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ACHC Reports Third Quarter Results

October 29, 2014

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
	(In thousands)
Operating activities:
Net income	$60,911	$30,299
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	21,696	12,248
Amortization of debt issuance costs	2,229	1,686
Equity-based compensation expense	6,975	3,744
Deferred income tax expense	4,645	10,545
Loss from discontinued operations, net of taxes	20	572
Debt extinguishment costs	—	9,350
Gain on foreign currency derivatives	(15,262)	—
Other	163	16
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(25,395)	(18,378)
Other current assets	1,322	(5,657)
Other assets	(2,086)	(1,676)
Accounts payable and other accrued liabilities	1,078	2,596
Accrued salaries and benefits	8,972	(2,114)
Other liabilities	3,805	3,538

Net cash provided by continuing operating activities	69,073	46,769
Net cash used in discontinued operating activities	(27)	(541)

Net cash provided by operating activities	69,046	46,228
Investing activities:
Cash paid for acquisitions, net of cash acquired	(722,797)	(135,605)
Cash paid for capital expenditures	(70,680)	(50,678)
Cash paid for real estate acquisitions	(22,247)	(4,676)
Settlement of foreign currency derivatives	15,262	—
Other	(733)	(1,088)

Net cash used in investing activities	(801,195)	(192,047)
Financing activities:
Borrowings on long-term debt	307,500	150,000
Borrowings on revolving credit facility	230,500	27,500
Principal payments on revolving credit facility	(120,000)	(8,000)
Principal payments on long-term debt	(5,625)	(5,625)
Repayment of long-term debt	—	(52,500)
Payment of debt issuance costs	(10,909)	(4,307)
Payment of premium on note redemption	—	(6,759)
Issuance of common stock, net	374,431	—
Common stock withheld for minimum statutory taxes, net	(3,477)	(1,120)
Excess tax benefit from equity awards	3,779	1,265
Cash paid for contingent consideration	(5,000)	—

Net cash provided by financing activities	771,199	100,454

Effect of exchange rate changes on cash	(1,440)	—

Net increase (decrease) in cash and cash equivalents	37,610	(45,365)
Cash and cash equivalents at beginning of the period	4,569	49,399

Cash and cash equivalents at end of the period	$42,179	$4,034

	$—
Effect of acquisitions:
Assets acquired, excluding cash	$802,767	$163,706
Liabilities assumed	(78,003)	(16,417)
Prior year deposits paid for acquisitions	(500)	(11,684)
Contingent consideration issued in connection with acquisition	(1,467)	—

Cash paid for acquisitions, net of cash acquired	$722,797	$135,605

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ACHC Reports Third Quarter Results

October 29, 2014

Acadia Healthcare Company, Inc.

Operating Statistics

(Unaudited)

(Revenue in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Same Facility Results
Revenue	$202,344	$184,071	9.9%	$575,735	$521,368	10.4%
Patient Days	307,247	276,193	11.2%	866,025	788,383	9.8%
Admissions	17,763	14,804	20.0%	48,331	41,870	15.4%
Average Length of Stay (a)	17.3	18.7	-7.3%	17.9	18.8	-4.8%
Revenue per Patient Day	$659	$666	-1.2%	$665	$661	0.5%
EBITDA margin	25.8%	24.5%	130 bps	26.0%	24.2%	180 bps
U.S. Facility Results
Revenue	$217,427	$184,071	18.1%	$630,825	$521,368	21.0%
Patient Days	326,479	276,193	18.2%	939,246	788,383	19.1%
Admissions	19,949	14,804	34.8%	56,775	41,870	35.6%
Average Length of Stay (a)	16.4	18.7	-12.3%	16.5	18.8	-12.1%
Revenue per Patient Day	$666	$666	-0.1%	$672	$661	1.6%
EBITDA margin	24.8%	24.5%	30 bps	24.5%	24.2%	30 bps
U.K. Facility Results
Revenue	$76,026			$76,026
Patient Days	95,375			95,375
Admissions	319			319
Average Length of Stay (a)	299.0			299.0
Revenue per Patient Day	$797			$797
EBITDA margin	26.6%			26.6%
Total Facility Results
Revenue	$293,453	$184,071	59.4%	$706,851	$521,368	35.6%
Patient Days	421,854	276,193	52.7%	1,034,621	788,383	31.2%
Admissions	20,268	14,804	36.9%	57,094	41,870	36.4%
Average Length of Stay (a)	20.8	18.7	11.6%	18.1	18.8	-3.8%
Revenue per Patient Day	$696	$666	4.4%	$683	$661	3.3%
EBITDA margin	25.2%	24.5%	70 bps	24.7%	24.2%	50 bps

(a)	Average length of stay is defined as patient days divided by admissions.

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ACHC Reports Third Quarter Results

October 29, 2014

Acadia Healthcare Company, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Net income	$25,402	$14,364	$60,911	$30,299
Loss from discontinued operations	51	182	20	572
Provision for income taxes	7,703	7,741	30,383	18,439
Interest expense, net	14,068	9,465	33,505	27,672
Depreciation and amortization	10,325	4,414	21,696	12,248

EBITDA	57,549	36,166	146,515	89,230
Adjustments:
Equity-based compensation expense (a)	2,805	1,331	6,975	3,744
Debt extinguishment costs (b)	—	—	—	9,350
Gain on foreign currency derivatives (c)	(1,527)	—	(15,262)	—
Transaction-related expenses (d)	6,239	984	10,834	3,813

Adjusted EBITDA	$65,066	$38,481	$149,062	$106,137

See footnotes on page 10.

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ACHC Reports Third Quarter Results

October 29, 2014

Acadia Healthcare Company, Inc.

Reconciliation of Adjusted Income from Continuing Operations to Income from

Continuing Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per share amounts)
Income from continuing operations	$25,453	$14,546	$60,931	$30,871
Provision for income taxes	7,703	7,741	30,383	18,439

Income from continuing operations before income taxes	33,156	22,287	91,314	49,310
Adjustments to income from continuing operations:
Debt extinguishment costs (b)	—	—	—	9,350
Gain on foreign currency derivatives (c)	(1,527)	—	(15,262)	—
Transaction-related expenses (d)	6,239	984	10,834	3,813
Income tax provision reflecting tax effect of adjustments to income from continuing operations (e)	(10,603)	(8,082)	(29,016)	(23,359)

Adjusted income from continuing operations	$27,265	$15,189	$57,870	$39,114
Weighted-average shares outstanding—diluted	59,409	50,343	53,922	50,213
Adjusted income from continuing operations per diluted share	$0.46	$0.30	$1.07	$0.78

See footnotes on page 10.

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ACHC Reports Third Quarter Results

October 29, 2014

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for loss (income) from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, gain on foreign currency derivatives and transaction-related expenses.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents debt extinguishment costs related to the repayment of $52.5 million of the Company’s 12.875% Senior Notes due 2018 on March 12, 2013, including a prepayment premium of $6.8 million and the write-off of $2.6 million of deferred financing costs.

(c) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to its acquisition of Partnerships in Care on July 1, 2014.

(d) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(e) Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on tax rates of 28.0% for the three months ended September 30, 2014 and 33.4% for the nine months ended September 30, 2014.

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